Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as of the 14th day of October, 2010 (this “Agreement”), by and among Rebornne (USA), Inc, a Florida corporation (the “Company”) and Dairy Global, (the “Purchaser”). The Company and the Purchaser are individually referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 21,200,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.  Sale and Purchase of Common Stock.

1.1 Sale and Purchase. The Company hereby sells to the Purchaser and the Purchaser hereby purchases from the Company 21,200,000 shares of Common Stock. The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration pursuant to Regulation S of the Securities Act.

1.2 Purchase Price and Closing. The purchase price for the Common Stock is $0.02 per share (which equals to 50% of the closing price on October 14, 2010), or an aggregate purchase price of $424,000 (the “Purchase Price”). The closing of the purchase and sale of the Common Stock (the “Closing”) to be acquired by the Purchaser from the Company under this Agreement shall be at such time and on such date as the Company and the Purchaser may agree upon (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Purchaser shall make the Purchase Price available to the Company in immediately available funds, and the Company shall deliver to the Purchaser a certificate (or certificates in such denominations as such Purchaser shall request) representing the Common Stock.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the Closing date as follows:

2.1 Organization and Standing: Articles and Bylaws. The Company is and will be a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and will have all requisite corporate power and authority to carry on its business as proposed to be conducted. The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary.

2.2 Corporate Power. The Company will have at the Closing, all requisite corporate power to enter into this Agreement and to sell and issue the Common Stock. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

2.3       Valid Issuance of Common Stock. The Common Stock, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company; provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

2.4      No Conflict. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Company and (c) will not violate or breach any contractual obligation to which the Company is a party.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows.

3.1 Acquisition for Investment.  The Purchaser is acquiring the Common Stock solely for his own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the Common Stock, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Common Stock to or through any person or entity. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Common Stock and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

3.2 Opportunities for Additional Information.  The Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

3.3 No General Solicitation.  The Purchaser acknowledges that the Common Stock were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

3.4 Rule 144.  The Purchaser understands that the Common Stock must be held indefinitely unless such Common Stock is registered under the Securities Act or an exemption from registration is available.  The Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits re-sales only under certain circumstances.  The Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Common Stock without either registration under the Securities Act or the existence of another exemption from such registration requirement.

3.5 Legends.  The certificate representing the Common Stock shall be endorsed with the following legends:

(a)           The Purchaser is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (a “Non-U.S. Shareholder”) and he understands that the Shares are not registered under the Securities Act and that the issuance thereof to the Purchaser is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  The Purchaser has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.  Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT of 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(b)           The Purchaser understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or any available exemption from registration under the Securities Act, the Shares may have to be held indefinitely.  The Purchaser further acknowledges that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(c)           With respect to any other legends required by applicable law, the Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend is satisfied.

3.6 Additional Legend; Consent. Additionally, the Common Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. The Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of Common Stock in order to implement the restrictions on transfer of the Common Stock.

4.   Miscellaneous

4.1 Successors and Assigns. This Agreement shall insure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

4.2  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company:	Rebornne New Zealand Limited
Level 23, 120 Albert Street
Auckland City, Auckland, New Zealand 1010
Attention: Dairy Global

If to the Purchaser:	Dairy Global
Level 23, 120 Albert Street
Auckland City, Auckland, New Zealand 1010

4.3 Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by each Party.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

4.4 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated in this Agreement are fulfilled to the extent possible.

4.5 Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

4.6 Entire Agreement; Third Party Beneficiaries. This Agreement, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions contemplated herein and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

4.7 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

4.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties.  Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY

REBORNNE (USA), INC.

By:	/s/ Dairy Global
Name: Dairy Global
Title: Chief Executive Officer

THE PURCHASER

DAIRY GLOBAL

By:	/s/ Dairy Global
Name: Dairy Global
Title: Chief Executive Officer